EXHIBIT 10

                    COMPENSATION AND PERQUISITES FOR

                          RICHARD J. STEGEMEIER

                  AS NONEMPLOYEE CHAIRMAN OF THE BOARD






Period covered:                    May 1, 1994 to April 30, 1995
                                   (Subsequent arrangements subject to review by Compensation Committee on an annual basis)

Compensation:                      $110,000 per year

Perquisites:

    Automobile and driver:         For business-related activities/functions
                                   only

    Office and secretary:          Provided full-time at Brea

    Club Memberships:              Monthly dues for one luncheon club

    Use of company aircraft:       Provided when approved by CEO

    Reimbursement for
    reasonable business
    expenses:                      Provided

    Financial counseling:          Provided

    Access to other company
    resources (e.g., community
    and public relations
     staffs):                      Provided


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